                                                                    EXHIBIT 99.1

[WILLIAMS SONOMA LOGO]

PRESS RELEASE                                      CONTACT:
WILLIAMS-SONOMA, INC.                              Sharon L. McCollam
3250 Van Ness Avenue                               Executive Vice President, CFO
San Francisco, CA 94109                            (415) 616-8775

                                                   Bryn F. Argov
                                                   Director, Investor Relations
                                                   (415) 616-7856

                                                   Christy M. Chanslor
                                                   Investor Relations
                                                   (415) 616-8332

FOR IMMEDIATE RELEASE

      WILLIAMS-SONOMA, INC. REPORTS FIRST QUARTER FISCAL YEAR 2003 RESULTS DILUTED EARNINGS PER SHARE OF $0.11 EXCEEDS COMPANY GUIDANCE BY $0.03

San Francisco, CA, May 22, 2003, WILLIAMS-SONOMA, INC. (NYSE: WSM) Williams-Sonoma, Inc. today announced better than expected operating results for the first quarter ended May 4, 2003. First quarter of fiscal year 2003 diluted earnings per share of $0.11 exceeded the Company's March 18, 2003 guidance by $0.03 per share. Diluted earnings per share for the first quarter of fiscal year 2002 were $0.13.

Howard Lester, Chairman, commented, "We are extremely pleased to deliver to our shareholders another consecutive quarter of strong financial performance. Despite a challenging economic environment and unsettled consumer confidence, we were able to drive top-line sales growth while exceeding our earnings per share targets. During the quarter, we successfully launched our newest catalog concept, Pottery Barn Teen, and accelerated the growth of our emerging catalog concept, West Elm. The consumer response to both Pottery Barn Teen and West Elm has exceeded our expectations. Also during the quarter, we realized substantial benefits from supply chain productivity and overhead cost reduction initiatives. Our strong first quarter performance demonstrates the strength of our brands and the effectiveness of our multi-channel strategy in addressing the home market. We are particularly pleased with the consistency with which the organization is delivering on its operational initiatives. I am very proud of this company-wide effort."

-     FIRST QUARTER 2003 -- RESULTS FOR THE 13 WEEKS ENDED MAY 4, 2003


Net earnings for the first quarter of fiscal year 2003 were $13.4 million or $0.11 per diluted share versus $15.4 million or $0.13 per diluted share for the first quarter of fiscal year 2002.

Net revenues, including shipping fees, increased 12.2% to $536.8 million in the first quarter of fiscal year 2003 versus $478.4 million in the first quarter of fiscal year 2002.

Retail net sales increased 13.3% to $303.1 million in the first quarter of fiscal year 2003 versus $267.6 million in the first quarter of fiscal year 2002. The year-over-year increase in retail net sales was primarily driven by incremental sales from 62 net new stores at the end of the first quarter of fiscal year 2003 versus the end of the first quarter of fiscal year 2002. This increase was partially offset by a decline in comparable store sales of 0.8%. Net sales generated in the Pottery Barn Kids, Williams-Sonoma, and Pottery Barn brands as well as the Outlet stores, partially offset by a planned reduction in Hold Everything, were the primary contributors to the year-over-year sales increase. At the end of the first quarter of fiscal year 2003, the Company operated 487 stores versus 425 stores at the end of the first quarter of fiscal year 2002. First quarter year-over-year comparable store sales by retail concept are shown in the table below.

             FIRST QUARTER COMPARABLE STORE SALES* BY RETAIL CONCEPT

                                          13-WEEKS ENDED
                                    ------------------------
        RETAIL CONCEPT              5/4/03            5/5/02
        --------------              ------            ------
Williams-Sonoma                       5.4%              1.7%
Pottery Barn                         (4.4%)            11.9%
Pottery Barn Kids                    (9.7%)             4.8%
Hold Everything                      (7.5%)           (11.0%)
Outlets                              10.7%             (5.4%)
        TOTAL COMPANY                (0.8%)             6.2%

      * Comparable stores are defined as those stores in which gross square footage did not change by more than 20% in the previous 12 months and which have been open for at least 12 consecutive months without closure for seven or more consecutive days. Percentages represent changes in comparable store sales versus the same quarter in the prior year.

Ed Mueller, Chief Executive Officer, commented, "Our comparable store sales guidance for the quarter was in the range of negative 2.0% to positive 1.0%. This range assumed that comparable store sales would be negatively impacted by softness in the economy, reduced consumer confidence, uncertainty due to global conflicts, low in-stock positions in Pottery Barn and Pottery Barn Kids, and a difficult year-over-year growth comparison in the Pottery Barn brand. Our results were consistent with our expectations and we are pleased that we were able to deliver comparable store sales results within the range of guidance we provided."

Direct-to-customer net sales (including catalog and Internet) in the first quarter of fiscal year 2003 were $198.6 million, an increase of 11.4% versus $178.3 million in the first quarter of fiscal year 2002. This year-over-year increase was primarily driven by net sales generated in the Pottery Barn and Pottery Barn Kids brands in addition to incremental sales in the West Elm and Pottery Barn Teen catalogs. Internet sales were $60.2 million in the first quarter of fiscal year 2003, an increase of 58.0% versus $38.1 million in the first quarter of fiscal year 2002.

Gross margin expressed as a percentage of net revenues was 38.1% in the first quarter of fiscal year 2003, an increase of approximately 10 basis points versus the first quarter of fiscal year 2002. This year-over-year increase was primarily driven by a reduction in customer returns, replacements and damages, in addition to improved shipping profitability for merchandise delivered to customers and lower inventory shrinkage. These improvements were offset by a reduction in full-priced merchandise sales, higher occupancy expenses, and an increase in freight-to-stores expenses driven by inventory replenishment initiatives.

Selling, general and administrative expenses were $182.8 million or 34.1% of net revenues in the first quarter of fiscal year 2003 versus $156.7 million, or 32.8% of net revenues in the first quarter of fiscal year 2002. The expected year-over-year increase in selling, general and administrative expenses as a percentage of net revenues was driven by higher catalog advertising and employment costs, partially offset by a reduction in other general expenses. The year-over-year increase in catalog advertising costs as a percentage of net revenues was primarily driven by increased catalog circulation in the Company's emerging businesses, including West Elm, Pottery Barn

Teen and Hold Everything in addition to lower productivity in the Pottery Barn Kids and Pottery Barn catalogs. The increase in employment expenses was primarily driven by higher workers' compensation insurance and employee benefit expenses.

Merchandise inventories at cost at the end of the first quarter of fiscal year 2003 were $372.5 million versus $252.5 million at the end of the first quarter of fiscal year 2002. This increase was due to a strategic management decision in late 2002 to improve the in-stock positions on core merchandise in the Williams-Sonoma, Pottery Barn, and Pottery Barn Kids brands. This decision was based on unfavorable trends in customer service metrics, including service levels in our retail stores and order fulfillment rates in our direct-to-customer business. Of the $120.0 million year-over-year merchandise inventory increase at the end of the first quarter of fiscal year 2003, approximately 79% was in the retail channel, 14% in the direct-to-customer channel, and approximately 7% in transit from vendors. Within the retail channel, Williams-Sonoma, Pottery Barn, and Pottery Barn Kids contributed approximately 49%, 24%, and 16%, respectively, of this year-over-year retail inventory increase.

Mr. Mueller added, "We strongly believe that last year's decision to increase our inventory investment has been fundamental to delivering our first quarter sales performance, especially in Williams-Sonoma where we have been able to substantially improve our in-stock position. Due to longer lead times, the Pottery Barn and Pottery Barn Kids inventory positions are still gradually increasing and we expect this to continue through the end of the second quarter of this year. We remain committed to improving inventory turns and maintaining strong inventory management disciplines, however, these initiatives will be balanced against the equally important strategic initiative of delivering superior service to our customers."

Mr. Mueller continued, "As we look ahead toward the remainder of 2003, we believe that we will continue to operate in an uncertain economic environment. We are remaining cautious in our outlook and will continue to execute against a conservative, but flexible, growth plan. We are encouraged by current trends in both our retail and direct-to-customer businesses and remain confident in our ability to deliver the 2003 guidance that we have provided to our shareholders."

-     SECOND QUARTER 2003 EARNINGS GUIDANCE

      -     SECOND QUARTER GUIDANCE

            - The second quarter of fiscal year 2003 ends on August 3, 2003 and is a 13-week quarter. The second quarter of fiscal year 2002 ended on August 4, 2002 and was also a 13-week quarter.

      -     NET REVENUES

            - The Company projects net revenues to be in the range of $557 million to $575 million, unchanged from previous guidance. This represents an increase in the range of 12.4% to 16.0% versus the second quarter of fiscal year 2002.

            - Retail sales are projected to be in the range of $322 million to $330 million, unchanged from previous guidance. This represents an increase in the range of 12.7% to 15.5% versus the second quarter of fiscal year 2002.

            - Comparable store sales are projected to be in the range of positive 2.0% to 4.0%, unchanged from previous guidance.

            - Leased and selling square footage are projected to increase in the range of 12% to 13% versus previous guidance in the range of 11% to 12%.

            - Direct-to-customer sales are projected to be in the range of $199 million to $207 million, unchanged from previous guidance. This represents an increase in the range of 12.4% to 16.9% versus the second quarter of fiscal year 2002.

            - Shipping fees are projected to be in the range of $36 million to $38 million, unchanged from previous guidance. This represents an increase in the range of 10.2% to 16.3% versus the second quarter of fiscal year 2002.

      -     GROSS MARGIN

            - Gross margin is projected to be in the range of 37.4% to 37.7% of the second quarter of fiscal year 2003 net revenues, unchanged from previous guidance. Gross margin includes projected shipping fees in the range of $36 million to $38 million and projected shipping costs in the range of $32 million to $34 million.

      -     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            - Selling, general and administrative expenses are projected to be in the range of 32.8% to 33.1% of the second quarter of fiscal year 2003 net revenues, unchanged from previous guidance.

      -     INTEREST EXPENSE - NET

            - Interest expense for the second quarter of fiscal year 2003 is projected to be in the range of $0.0 million to $0.1 million, unchanged from previous guidance.

      -     DILUTED EARNINGS PER SHARE

            - Diluted earnings per share for the second quarter of fiscal year 2003 is estimated to be in the range of $0.12 to $0.14 per diluted share, unchanged from previous guidance.

      -     MERCHANDISE INVENTORIES

            - Merchandise inventories at the end of the second quarter of fiscal year 2003 are projected to increase in the range of 45% to 50% versus the end of the second quarter of fiscal year 2002. Previous guidance projected an increase in the range of 35% to 40%.

      -     DEPRECIATION AND AMORTIZATION

            - Second quarter of fiscal year 2003 depreciation and amortization expense is projected to be in the range of $24 million to $25 million, unchanged from previous guidance.

      -     AMORTIZATION OF DEFERRED LEASE INCENTIVES

            - Second quarter of fiscal year 2003 amortization of deferred lease incentives is projected to be in the range of $4 million to $5 million, unchanged from previous guidance.

-     FISCAL YEAR 2003 EARNINGS GUIDANCE

      -     FISCAL YEAR GUIDANCE

            - Fiscal year 2003 ends on February 1, 2004 and is a 52-week year. Fiscal year 2002 ended on February 2, 2003 and was also a 52-week year.

      -     NET REVENUES

            - The Company projects net revenues to be in the range of $2.646 billion to $2.718 billion versus previous guidance of $2.638 billion to $2.728 billion. The revised guidance represents an increase in the range of 12.1% to 15.1% versus fiscal year 2002.

            - Retail sales are projected to be in the range of $1.570 billion to $1.602 billion versus previous guidance of $1.567 billion to $1.607 billion. The revised guidance represents an increase in the range of 10.8% to 13.1% versus fiscal year 2002.

            - Comparable store sales growth is projected to be in the range of positive 1.0% to 3.0%, unchanged from previous guidance.

            - Leased square footage is projected to increase in the range of 11% to 12% versus previous guidance in the range of 9% to 11%.

            - Selling square footage is projected to increase in the range of 11% to 12% versus previous guidance in the range of 10% to 12%.

            - Direct-to-customer sales are projected to be in the range of $911 million to $943 million versus previous guidance of $905 million to $945 million. The revised guidance represents an increase in the range of 14.1% to 18.1% versus fiscal year 2002.

            - Catalog circulation is projected to increase in the range of 14% to 17%, unchanged from previous guidance.

            - Shipping fees are projected to be in the range of $165 million to $173 million versus previous guidance of $166 million to $176 million. The revised guidance represents an increase in the range of 13.0% to 18.5% versus fiscal year 2002.

                    QUARTERLY NET REVENUE GUIDANCE BY SEGMENT
                  (ALL AMOUNTS IN MILLIONS, EXCEPT PERCENTAGES)

                                    Q1 2003 ACTUAL       Q2 2003         Q3 2003         Q4 2003          FY 2003
                                    --------------       -------         -------         -------          -------
Net Retail Sales                         $303          $322 - $330     $338 - $346     $607 - $623    $1,570 - $1,602
Net Direct-to-Customer Sales             $199          $199 - $207     $229 - $237     $284 - $300      $911 - $943
Shipping Fees                            $ 35           $36 - $38       $40 - $42       $54 - $58       $165 - $173
TOTAL NET REVENUES                       $537          $557 - $575     $607 - $625     $945 - $981    $2,646 - $2,718
COMPARABLE STORE SALES                  (0.8%)         2.0% - 4.0%     1.0% - 4.0%     1.0% - 4.0%      1.0% - 3.0%

      -     RETAIL STORE ACTIVITY

              STORE OPENING AND CLOSING GUIDANCE BY RETAIL CONCEPT

                     Q4 02        Q1 2003 ACTUAL              Q2 2003              Q3 AND Q4 2003        FY 2003 TOTAL
                     -----     --------------------     --------------------    ---------------------     ------------
      CONCEPT        TOTAL     OPEN    CLOSE    END     OPEN     CLOSE   END    OPEN    CLOSE     END     OPEN   CLOSE
      -------        -----     ----    -----    ---     ----     -----   ---    ----    -----     ---     ----   -----
Williams-Sonoma        236       4      (3)     237       4       (4)    237     16      (13)     240      24     (20)*
Pottery Barn           159       1       0      160       3       (1)    162     16       (7)     171      20      (8)*
Pottery Barn Kids      56        7       0       63       3        0      66     11        0       77      21       0
Hold Everything        13        0       0       13       0        0      13      0       (3)      10       0      (3)
Outlets                14        0       0       14       0        0      14      3       (3)      14       3      (3)*
TOTAL                  478      12      (3)     487      10       (5)    492     46      (26)     512      68     (34)


            * Williams-Sonoma, Pottery Barn, and Outlets fiscal year 2003 total store opening and closing numbers include 14 stores, 6 stores, and 3 stores, respectively, for temporary closures due to remodel. Remodeled stores are defined as those stores temporarily closed and subsequently reopened during the year due to square footage expansion, store modification, or relocation. Consistent with the Company's definition of comparable stores, remodeled stores are removed from the comparable store base upon closure if the gross square footage changes by more than 20% or if the store is closed for seven or more consecutive days.

      -     GROSS MARGIN

            - Gross margin is projected to be in the range of 40.4% to 40.6% of fiscal year 2003 net revenues, versus previous guidance of 40.3% to 40.5%. Gross margin now includes projected shipping fees in the range of $165 million to $173 million and projected shipping costs in the range of $142 million to $146 million. Previous guidance for shipping fees and shipping costs were in the ranges of $166 million to $176 million and $144 million to $150 million, respectively.

      -     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            - Selling, general and administrative expenses are projected to be in the range of 31.3% to 31.5% of fiscal year 2003 net revenues, versus previous guidance of 31.4% to 31.6%.

      -     INTEREST EXPENSE - NET

            - Interest expense for fiscal year 2003 is projected to be in the range of $0.0 million to $0.5 million, unchanged from previous guidance.

      -     DILUTED EARNINGS PER SHARE

            - Diluted earnings per share for fiscal year 2003 is projected to be in the range of $1.23 to $1.27 per share, versus previous guidance of $1.20 to $1.24.

            - Quarterly diluted earnings per share projections are as follows:

                  - Q2 2003:$ 0.12 to $ 0.14(unchanged from previous guidance)

                  - Q3 2003:$ 0.16 to $ 0.19(unchanged from previous guidance)

                  - Q4 2003:$ 0.80 to $ 0.85(unchanged from previous guidance)

                  Due to continued uncertainties and volatility in the current economic environment, the Company believes that the quarterly diluted earnings per share amounts will vary within the ranges above. Therefore, the respective high and low projections for the quarters should not be added together to derive an estimate for the fiscal year.

      -     MERCHANDISE INVENTORIES

            - Merchandise inventories at the end of fiscal year 2003 are projected to increase in the range of 15% to 20% versus the end of fiscal year 2002, unchanged from previous guidance.

      -     CAPITAL SPENDING

            - Fiscal year 2003 capital spending is projected to be in the range of $215 million to $225 million versus previous guidance in the range of $160 million to $180 million. This increase is primarily driven by the acquisition of a corporate aircraft in late 2003 and additional investments in store construction costs.

      -     DEPRECIATION AND AMORTIZATION

            - Fiscal year 2003 depreciation and amortization expense is projected to be in the range of $98 million to $103 million, unchanged from previous guidance.

      -     AMORTIZATION OF DEFERRED LEASE INCENTIVES

            - Fiscal year 2003 lease incentives are projected to be in the range of $18 million to $19 million, unchanged from previous guidance.

-     STOCK REPURCHASE PROGRAM

In January 2003, the Board of Directors authorized a stock repurchase program to acquire up to four million shares of the Company's outstanding common stock in the open market. During the fourth quarter of fiscal year 2002, the Company repurchased and retired two million shares of its common stock under the program. At May 4, 2003, the remaining authorized amount of stock eligible for repurchase was two million shares. Future purchases under this program will be made through open market transactions at times and amounts that management deems appropriate. The timing and actual number of shares to be purchased in the future will depend on a variety of factors such as price, corporate and regulatory requirements, and other market conditions. The Company may terminate or limit the stock repurchase program at any time without prior notice.

Williams-Sonoma, Inc. will host a live conference call today, May 22, 2003 at 7:00am (PT). The call, hosted by Ed Mueller, Chief Executive Officer, and Howard Lester, Chairman, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast and will be available until 3:00pm (PT) on Thursday, July 3, 2003.

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies, Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, Hold Everything, West Elm and Chambers, are marketed through 487 stores, eight mail order catalogs and four e-commerce web sites.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements related to the increase in Pottery Barn and Pottery Barn Kids inventory positions and inventory management disciplines, trends in the Company's business, the Company's ability to drive sales and earnings growth and generate sustained long-term value for its shareholders, and the guidance and statements regarding the Company's revenue, earnings per share and other financial and operating metrics.

The risks and uncertainties that could cause the Company's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, the Company's ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of its merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to those of the Company; timely and effective sourcing of its merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers; effective inventory management commensurate with customer demand; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond the Company's control; multi-channel and multi-brand complexities; dependence on external funding sources for operating funds; the Company's ability to control employment, occupancy and other operating costs; its ability to improve and control its systems and processes; general political, economic and market conditions and events, including war or conflict; and other risks and uncertainties contained in the Company's public announcements, reports to shareholders and other documents filed with and furnished to the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2003. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

                              WILLIAMS-SONOMA, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                            MAY 4,         FEBRUARY 2,        MAY 5,
                                                             2003             2003             2002
                                                         ----------        ----------        --------
ASSETS
Current assets
   Cash and cash equivalents                             $   54,984        $  193,495        $ 56,726
   Accounts receivable - net                                 35,623            34,288          38,380
   Merchandise inventories - net                            372,502           321,247         252,475
   Prepaid catalog expenses                                  33,642            35,163          28,253
   Prepaid expenses                                          23,811            21,346          18,872
   Deferred income taxes                                     16,314            16,304          11,554
   Other assets                                               8,500             3,541           3,054
                                                         ----------        ----------        --------
       TOTAL CURRENT ASSETS                                 545,376           625,384         409,314
Property and equipment - net                                632,785           631,774         572,724
Other assets - net                                            8,528             7,297           7,571
                                                         ----------        ----------        --------
       TOTAL ASSETS                                      $1,186,689        $1,264,455        $989,609
                                                         ==========        ==========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable                                      $  123,615        $  166,102        $ 92,159
   Accrued expenses                                          54,895            82,027          50,881
   Customer deposits                                         99,307            93,073          89,557
   Income taxes payable                                      10,395            56,442          14,524
   Current portion of long-term debt                          7,423             7,419           7,376
   Other liabilities                                         17,169            19,765          11,119
                                                         ----------        ----------        --------
       TOTAL CURRENT LIABILITIES                            312,804           424,828         265,616
Deferred rent and lease incentives                          162,287           161,091         131,510
Long-term debt                                               17,641            18,071          25,065
Deferred income tax liabilities                              11,348            11,341           8,776
Other long-term obligations                                   6,711             5,146           5,075
                                                         ----------        ----------        --------
       TOTAL LIABILITIES                                    510,791           620,477         436,042
Shareholders' equity                                        675,898           643,978         553,567
                                                         ----------        ----------        --------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $1,186,689        $1,264,455        $989,609
                                                         ==========        ==========        ========

                              WILLIAMS-SONOMA, INC.

                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                    PERIODS ENDED MAY 4, 2003 AND MAY 5, 2002
           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             FIRST QUARTER
                                                                2003                            2002
                                                             (13 WEEKS)                       (13 WEEKS)
                                                                         % OF                            % OF
                                                        $              REVENUES            $           REVENUES
                                                    -------------------------------------------------------------
Retail sales                                        $ 303,084              56.5%       $ 267,578            55.9%
Retail shipping fees                                    1,455               0.3            1,567             0.3
Direct-to-customer sales                              198,620              37.0          178,281            37.3
Direct-to-customer shipping fees                       33,681               6.2           30,953             6.5
                                                    ---------         ---------        ---------       ---------
   NET REVENUES                                       536,840             100.0          478,379           100.0
                                                    ---------         ---------        ---------       ---------
Cost of goods and occupancy expenses                  302,297              56.3          267,124            55.8
Shipping costs                                         30,235               5.6           29,357             6.1
                                                    ---------         ---------        ---------       ---------
   Total cost of goods sold                           332,532              61.9          296,481            62.0
                                                    ---------         ---------        ---------       ---------
   GROSS MARGIN                                       204,308              38.1          181,898            38.0
Selling, general and administrative expenses          182,843              34.1          156,670            32.8
                                                    ---------         ---------        ---------       ---------
   EARNINGS FROM OPERATIONS                            21,465               4.0           25,228             5.3
Interest (income) expense - net                          (316)             (0.1)             264             0.1
                                                    ---------         ---------        ---------       ---------
   EARNINGS BEFORE INCOME TAXES                        21,781               4.1           24,964             5.2
Income taxes                                            8,386               1.6            9,611             2.0
                                                    ---------         ---------        ---------       ---------
   NET EARNINGS                                     $  13,395               2.5%       $  15,353             3.2%
                                                    =========         =========        =========       =========

EARNINGS PER SHARE:
             Basic                                  $    0.12                          $    0.13
             Diluted                                $    0.11                          $    0.13

SHARES USED IN CALCULATION
     OF EARNINGS PER SHARE:
             Basic                                    114,689                            114,600
             Diluted                                  117,596                            119,223




STORE TABLE                                  FEBRUARY 2,                                         MAY 4,     MAY 5,
                                                 2003           OPENINGS         CLOSINGS         2003       2002
                                             ----------         --------         ----------     -------     ------
Williams-Sonoma                                     236                4                (3)        237        218
Pottery Barn                                        159                1                --         160        147
Pottery Barn Kids                                    56                7                --          63         31
Hold Everything                                      13               --                --          13         15
Outlets                                              14               --                --          14         14
                                              ---------        ---------         ---------      ------     ------
                    Total                           478               12                (3)        487        425

Store selling square footage (sq. ft.)        2,356,000                                      2,404,000   2,064,000
Store leased square footage (sq. ft.)         3,725,000                                      3,814,000   3,261,000


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